Exhibit 99.1

Par Pacific Announces Private Placement of $500 Million of Senior Notes

HOUSTON, May 11, 2026 – Par Pacific Holdings, Inc. (NYSE and NYSE Texas: PARR) (“Par Pacific” or the “Company”) announced today that, subject to market conditions, Par Petroleum, LLC, a wholly owned subsidiary of Par Pacific (“Par Petroleum”), intends to offer (the “Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $500 million in aggregate principal amount of senior unsecured notes due 2034 (the “Notes”). The Notes are expected to be fully and unconditionally guaranteed on a senior unsecured basis by Par Pacific and each of Par Petroleum’s subsidiaries that guarantees the Company’s senior secured asset-based revolving credit facility (the “ABL Credit Facility”) at the closing of the Offering.

The Company intends to use the net proceeds from the Offering, together with cash on hand or borrowings under the ABL Credit Facility, to repay all of the aggregate principal balance under and terminate Par Petroleum’s term loan due 2030.

The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, these securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell these securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities or any other securities, nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Par Pacific

Par Pacific Holdings, Inc. (NYSE and NYSE Texas: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the proposed Offering, the intended use of proceeds therefrom and other aspects of the Offering and the Notes. Forward-looking statements are subject to certain risks, trends and uncertainties, such as the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this news release. Except as required by applicable law, the Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Ashimi Patel Vitter

VP, Investor Relations & Sustainability

(832) 916-3355

apatel@parpacific.com